COLUMBIA FUNDS SERIES TRUST II

AMENDMENT NO. 6 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Series Trust II (the “Trust”), dated January 20, 2006, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to create one or more Series or classes of Shares without authorization by vote of the Shareholders of the Trust.

WHEREAS, Section 6 of Article III of the Declaration of Trust authorizes the Trustees of the Trust to abolish and rescind the establishment and designation of Series or Class, either by amending the Declaration of Trust or by vote or written consent of a majority of the then Trustees.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia Funds Series Trust II, do hereby certify that we have authorized the creation of an additional Series of the Trust, Columbia Active Portfolios - Diversified Equity Income Fund, and have authorized the following amendment to said Declaration of Trust:

Section 6 of Article III is hereby amended to read as follows:

Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees as set forth in Section 5 and Section 6, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;

Columbia 120/20 Contrarian Equity Fund

Columbia Absolute Return Currency and Income Fund

Columbia Absolute Return Emerging Markets Macro Fund

Columbia Absolute Return Enhanced Multi-Strategy Fund

Columbia Absolute Return Multi-Strategy Fund

Columbia Active Portfolios - Diversified Equity Income Fund

Columbia AMT-Free Tax-Exempt Bond Fund

Columbia Asia Pacific ex-Japan Fund

Columbia Commodity Strategy Fund

Columbia Diversified Bond Fund

Columbia Diversified Equity Income Fund

Columbia Dividend Opportunity Fund

Columbia Emerging Markets Bond Fund

Columbia Emerging Markets Opportunity Fund

Columbia Equity Value Fund

Columbia European Equity Fund

Columbia Flexible Capital Income Fund

Columbia Floating Rate Fund

Columbia Frontier Fund

Columbia Global Bond Fund

Columbia Global Equity Fund

Columbia Global Extended Alpha Fund

Columbia Government Money Market Fund

Columbia High Yield Bond Fund

Columbia Income Builder Fund

Columbia Income Opportunities Fund

Columbia Inflation Protected Securities Fund

Columbia Large Core Quantitative Fund

Columbia Large Growth Quantitative Fund

Columbia Large Value Quantitative Fund

Columbia Limited Duration Credit Fund

Columbia Marsico Flexible Capital Fund

Columbia Mid Cap Growth Opportunity Fund

Columbia Mid Cap Value Opportunity Fund

Columbia Minnesota Tax-Exempt Fund

Columbia Money Market Fund

Columbia Multi-Advisor International Value Fund

Columbia Multi-Advisor Small Cap Value Fund

Columbia Portfolio Builder Aggressive Fund

Columbia Portfolio Builder Conservative Fund

Columbia Portfolio Builder Moderate Aggressive Fund

Columbia Portfolio Builder Moderate Conservative Fund

Columbia Portfolio Builder Moderate Fund

Columbia Recovery and Infrastructure Fund

Columbia Retirement Plus 2010 Fund

Columbia Retirement Plus 2015 Fund

Columbia Retirement Plus 2020 Fund

Columbia Retirement Plus 2025 Fund

Columbia Retirement Plus 2030 Fund

Columbia Retirement Plus 2035 Fund

Columbia Retirement Plus 2040 Fund

Columbia Retirement Plus 2045 Fund

Columbia Select Large-Cap Value Fund

Columbia Select Smaller-Cap Value Fund

Columbia Seligman Communications and Information Fund

Columbia Seligman Global Technology Fund

Columbia Short-Term Cash Fund

Columbia Strategic Allocation Fund

Columbia U.S. Government Mortgage Fund

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of January 12, 2012.

IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 6 to the Agreement and Declaration of Trust on January 12, 2012.

/s/ Kathleen A. Blatz	/s/ John F. Maher
Kathleen A. Blatz	John F. Maher

/s/ Edward J. Boudreau, Jr.	/s/ John J. Nagorniak
Edward J. Boudreau, Jr.	John J. Nagorniak

/s/ Pamela G. Carlton	/s/ Catherine James Paglia
Pamela G. Carlton	Catherine James Paglia

/s/ William P. Carmichael	/s/ Leroy C. Richie
William P. Carmichael	Leroy C. Richie

/s/ Patricia M. Flynn	/s/ Anthony M. Santomero
Patricia M. Flynn	Anthony M. Santomero

/s/ William A. Hawkins	/s/ Minor M. Shaw
William A. Hawkins	Minor M. Shaw

/s/ R. Glenn Hilliard	/s/ Alison Taunton-Rigby
R. Glenn Hilliard	Alison Taunton-Rigby

/s/ Stephen R. Lewis, Jr.	/s/ William F. Truscott
Stephen R. Lewis, Jr.	William F. Truscott

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109